UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Pursuant to
[_]  Confidential, For Use of the              SS.240.14a-11(c) or SS.240.14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials


                          NEW GENERATION PLASTIC, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


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SEC 1913 (3-99)

                          NEW GENERATION PLASTIC, INC.
                                 245 PARK AVE.
                               NEW YORK, NY 10167

                                                                     May 6, 2000

To the Stockholders:

     Notice is hereby given that the 2000 Annual Meeting of Stockholders of New Generation Plastic, Inc., a Delaware corporation (the 'Company'), will be held at the offices of Westerman Shapiro Draghi & Miller, LLP, 600 Old Country Road, Suite 500, Garden City, New York 11530, on May 17, 2000 at 1:00 p.m., local time, for the following purposes:

          1. To elect Directors to hold office for a term of one year and until their successors are elected and qualified.

          2. To consider and vote upon the transfer of all of the Company's assets and liabilities relating to its existing plastic business to a recently formed wholly owned Delaware subsidiary.

          3. To consider and vote upon the change of the Company's name from 'New Generation Plastic, Inc.' to 'New Generation Holdings, Inc.'

          4. To consider and vote upon the 2000 Stock Compensation Plan pursuant to which certain employees, directors and consultants of the Company will receive options to purchase shares of the Company's Common Stock.

          5. To approve the appointment of KPMG LLP as the Company's independent auditors for the year ending December 31, 2000.

          6. To consider and act upon such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on April 1, 2000 as the record date for determination of stockholders entitled to notice of and to vote at the meeting and any adjournment thereof.

     Whether or not you expect to be present, please sign, date and return the enclosed proxy card as promptly as possible in the enclosed stamped envelope, the postage on which will be valid if mailed in the United States.

                                                    THOMAS R. MARSHALL
                                                        Secretary

                          NEW GENERATION PLASTIC, INC.
                                 245 PARK AVE.
                               NEW YORK, NY 10167

                         ------------------------------

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of New Generation Plastic, Inc., a Delaware corporation (the 'Company'), of proxies for use at the 2000 Annual Meeting of Stockholders ('Annual Meeting') to be held at the offices of Westerman Shapiro Draghi & Miller, LLP, 600 Old Country Road, Suite 500, Garden City, New York 11530, on May 17, 2000 at 1:00 p.m., local time, and at any and all adjournments thereof. The Company's principal address is 245 Park Ave., New York, NY 10167. The date of mailing of this Proxy Statement is on or about May 6, 2000. The purpose of the meeting is to elect the directors of the Company; to consider and vote on the transfer of all of the Company's assets and liabilities relating to its existing plastic business to a recently formed wholly owned Delaware subsidiary; to consider and vote upon the change of the Company's name from 'New Generation Plastic, Inc.' to 'New Generation Holdings, Inc.'; to consider and vote upon the 2000 Stock Compensation Plan pursuant to which certain employees, directors and consultants of the Company will receive options to purchase shares of the Company's Common Stock; to approve the appointment of KPMG LLP as the Company's independent auditors for the year ending December 31, 2000; and to transact such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on April 1, 2000 as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting. Only stockholders of record on that date will be entitled to vote. A stockholder who submits a proxy on the accompanying form has the power to revoke it by notice of revocation directed to the proxy holders of the Company at any time before it is voted. A subsequently dated proxy, when filed with the Secretary of the Company, will constitute revocation. Proxies will be voted as specified on the proxy card and, in the absence of specific instructions, will be voted for the proposals described in this Proxy Statement and in the discretion of the proxy holders on any other matter which properly comes before the meeting. A stockholder who has given a proxy may nevertheless attend the meeting, revoke the proxy and vote in person. The Board of Directors has selected Thomas R. Marshall and Paul Hokfelt to act as proxies with full power of substitution.

     Solicitation of proxies may be made by mail, personal interview, telephone and telegraph by officers and other management employees of the Company, who will receive no additional compensation for their services. The total expense of the solicitation will be borne by the Company and may include reimbursement paid to brokerage firms and others for their expenses in forwarding material regarding the Annual Meeting to beneficial owners.

     The only outstanding securities of the Company entitled to vote at the Annual Meeting are shares of Common Stock. As of the close of business on April 1, 2000, the record date for determining the stockholders of the Company entitled to vote at the Annual Meeting, 11,837,828 shares of the Common Stock of the Company, $.001 par value ('Common Stock'), were issued and outstanding. Each outstanding share of Common Stock entitles the holder to one vote on all matters brought before the Annual Meeting. The quorum necessary to conduct business at the Annual Meeting consists of a majority of the outstanding shares of Common Stock as of the record date.

     The election of directors nominated will require the vote, in person or by proxy, of a majority of all shares entitled to vote at the Annual Meeting. In the election of directors, each stockholder is entitled to cast one vote for each director to be elected; cumulative voting is not permitted. All other matters to be considered at the Annual Meeting will require the affirmative vote of the holders of a majority of the shares of the Common Stock cast at the Annual Meeting in person or by proxy.

     Abstentions and 'broker non-votes' are counted as present in determining whether the quorum requirement is satisfied. For voting purposes abstentions and broker non-votes are not considered to be votes cast and do not affect the vote required for elections of directors or approval of any other matter.

                BENEFICIAL OWNERSHIP OF COMPANY COMMON STOCK BY
                 DIRECTORS, OFFICERS AND PRINCIPAL STOCKHOLDERS

     As of April 1, 2000, the beneficial ownership of the Common Stock by directors and the nominees for director, by each of the executive officers named in the Summary Compensation Table, by any principal stockholders beneficially owning more than five percent of the Common Stock and by all present executive officers and directors of the Company as a group, was as follows:

                                                                              NUMBER OF SHARES
NAME OF BENEFICIAL OWNER                                                    BENEFICIALLY OWNED(1)    PERCENT OF CLASS(1)
-------------------------------------------------------------------------   ---------------------    -------------------
Bachkine & Meyer Industries, S.A.........................................         5,449,122                 46.03
Paul Hokfelt.............................................................                 0                     0
Jacques Mot..............................................................                 0                     0
Marcel Rokegem...........................................................                 0                     0
Thomas R. Marshall.......................................................                 0                     0
Marc R. Engel............................................................                 0                     0
Elliot H. Levine.........................................................                 0                     0
Marc Jaffe...............................................................                 0                     0
Terry Chabrowe...........................................................                 0                     0
Sylvie Challande.........................................................                 0                     0
All executive officers and directors as a group..........................                 0                     0

 +  Less than 1%

(1) Shares of common stock subject to warrants currently exercisable or exercisable within 60 days of the date hereof are deemed outstanding for computing the number of shares beneficially owned and the percentage of outstanding shares of the class held by a person holding such warrants, but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

 *  Represents less than 1% of the outstanding Common Stock.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

     The Board of Directors proposes the election of the 7 nominees listed below. Unless contrary instructions are received, it is intended that the shares represented by the Proxy solicited by the Board of Directors will be voted in favor of the election as directors of all the nominees named below. If for any reason any of the nominees is not available for election, the persons named in the Proxy have advised that they will vote for such substitute nominees as the Board of Directors of the Company may propose. The Board of Directors has no reason to expect that any of these nominees will fail to be candidates at the meeting, and therefore does not at this time have any substitute nominee under consideration. The information relating to the 7 nominees set forth below has been furnished to the Company by the individuals named. Three of the nominees are presently directors of the Company.

     The Directors shall be elected by a majority of all shares entitled to vote at the Annual Meeting.

     THE BOARD OF DIRECTORS RECEOMMENDS THAT STOCKHOLDERS VOTE 'FOR' THE NOMINEES LISTED BELOW. PROXIES, UNLESS INDICATED TO THE CONTRARY, WILL BE VOTED 'FOR' THE LISTED NOMINEES.

     Paul Hokfelt, President and Chief Executive Officer. Mr. Hokfelt joined the Company as President and Chief Executive Officer in January of 2000. Prior to joining the Company, Mr. Hokfelt was most recently a director and CEO of UCT International, a contract research organization. Additionally, he was instrumental in his role as managing director and COO in the rapid growth of Unilabs, S.A., a company he joined from its start-up and led through its trading on the Swiss Stock Exchange in April 1997. Unilabs, S.A. is a European leader in the field of medical diagnostics. Age 46.

     Jacques Mot, Chairman of the Board since April of 1999 and the President and Chief Executive Officer from April 1999 to January 24, 2000. Mr. Mot is a founder of Bachkine & Meyer Industries, S.A. ('BMI'). Prior to the start up of BMI, Mr. Mot was an independent consultant to Unilabs Group From 1987 to 1992, Mr. Mot was the General Manager and Director of Iesa Investissements S.A., a portfolio management and investment company. Age 42

     Thomas R. Marshall, General Counsel, Executive Vice President and Secretary since August of 1999. Member of the Board of Directors since April of 1999. Prior to joining the Company Mr. Marshall was counsel to the New York office of the law firm of Schnader Harrison Segal & Lewis LLP (from 1996 to 1999) where he concentrated in Taxation and Corporate and Securities law. From 1993 to 1996, he was associated with the law firm of Keck, Mahin & Cate where he performed similar duties. Age 42.

     Marcel Rokegem, Director since April, 1999. Mr. Rokegem is currently a consultant to Van Moer Santerre Group, a brokerage firm with offices in Brussels, Luxemburg and Monaco. From 1987 to 1992 he was a co-founding Partner and Director of Euro Suisse Limited London, a member of the London Stock Exchange. Mr. Rokegem was a Partner of Jessup and Lamont International Limited of London, an affiliate of Jessup and Lamont Securities Co., Inc., a member of the New York Stock Exchange from 1982 to 1987. Age 50.

     Terry Chabrowe. Since January 1, 1999, Mr. Chabrowe has served as the Chief Financial Officer/Chief Technical Officer of eMarketer, Inc.

     In 1991, Mr. Chabrowe founded Arete CA, Inc. Arete focuses on how technology to improve corporate communications, with a special emphasis on marketing activities. Age 49.

     Marc E. Jaffe. Since the fall of 1999, Mr. Jaffe has served as the Managing Director-NY for Double Impact, Inc. ('DI'). DI is a global venture catalyst that has entered into a Strategic Collaboration Agreement dated as of March 31, 2000 with the Company to assist in the development and operation of the Internet incubation business to be operated in the Company's wholly owned subsidiary, New Generation Partners, Inc. Mr. Jaffe has also served as the Chairman of The Board of Directors for Vizacom (VIZY), a NASDAQ company, since January of 1998 and has been on the board of Vizacom since 1995. In 1991, Mr. Jaffe founded and continues to serve as President of Electronic Licensing Organization, Inc. ('ELO'), a licensing agency dedicated to bringing together the worlds of information and entertainment with new media and interactive technologies. Age 48.

     Sylvie Challande. Since 1994, Ms. Challande has been an attorney-at-law in the law firm of Budin & Partners (formerly Lalive Budin & Partners) in Geneva, Switzerland. Ms. Challande received her law degree from the University of Geneva in 1991. Age 31.

               THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     The Board of Directors has no Committees, but it is expected that the new Board of Directors will establish the following committees: Executive Committee, Compensation Committee and Audit Committee. During the fiscal year ended December 31, 1999, the Board of Directors held no formal meetings, but took various actions by unanimous written consent. The Company expects that additional Board members will be added by action of the Board as new partnerships are finalized.

                      EXECUTIVE OFFICERS OF THE REGISTRANT

     Executive Officers of the Company are:

OFFICER NAME                 AGE                                  POSITION                                   SINCE
--------------------------   ---   -----------------------------------------------------------------------   -----
Paul Hokfelt..............   46    President and Chief Executive Officer                                      2000
Jacques Mot...............   42    Chairman of the Board                                                      1999
Thomas R. Marshall........   42    General Counsel, Executive Vice President and Secretary                    1999
Marc R. Engel.............   40    Executive Vice President                                                   1999
Elliot H. Levine..........   46    Chief Financial Officer                                                    1999

                           COMPENSATION OF DIRECTORS
                             AND EXECUTIVE OFFICERS

     The following table sets forth certain information concerning the compensation since April 15, 1999 of the Chief Executive Officer and the executive officers of the Company who, in addition to the Chief Executive Officer, received the highest compensation during 1999.

                           SUMMARY COMPENSATION TABLE


                                                                                                LONG TERM
                                                                                               COMPENSATION
                                                              ANNUAL COMPENSATION                 AWARDS
                                                          ---------------------------    ------------------------
                     (A)                          (B)        (C)       (D)      (E)         (F)           (G)         (H)

                                                                               OTHER     RESTRICTED    SECURITES      ALL
NAME AND                                                                       ANNUAL      STOCK       UNDERLYING    OTHER
PRINCIPAL                                                  SALARY     BONUS    COMP.       AWARDS       OPTIONS      COMP.
POSITION                                         YEAR        ($)       ($)      ($)         ($)           (#)         ($)
---------------------------------------------  ---------  ---------   -----    ------    ----------    ----------    -----

Paul Hokfelt ................................       1999         --    --        --          --            --         --
  CEO and President

Jacques Mot .................................       1999         --    --        --          --            --         --
  Chairman and CEO

Marc R. Engel ...............................       1999         --    --        --          --            --         --
  Executive Vice President

Thomas R. Marshall ..........................       1999  $  15,000    --        --          --            --         --
  Executive Vice President

Elliot H. Levine ............................       1999  $  12,000    --        --          --            --         --
  Chief Financial Officer

* Mr. Hokfelt became the Chief Executive Officer of the Company on January 25, 2000. During 1999, the Company made an advance of $100,000 to Mr. Hokfelt to induce him to join the Company. The advance is now being offset against salary payments due to Mr. Hokfelt beginning on January 25, 2000. Mr. Hokfelt's current annual salary is 240,000 CHF or approximately $145,000.

                           COMPENSATION OF DIRECTORS

     Currently, Directors do not receive any compensation for their service on the Board; however, it is anticipated that the Board will establish a compensation program for Directors that will enable the Company to attract and retain qualified Directors.

                              EMPLOYMENT CONTRACTS

     Paul Hokfelt. On January 25, 2000, the Company executed an employment agreement with Paul Hokfelt whereby Mr. Hokfelt commenced employment as the Company's President and Chief Executive. Under the terms of that agreement, Mr. Hokfelt receives an annual salary of 240,000 CHF (approximately $145,000). The Company also pays for all expenses relating to the lease and maintenance of Mr. Hokfelt's car including insurance and gas. Mr. Hokfelt will receive stock options in an amount determined by the Board as a bonus under the 2000 Stock Compensation Plan, when approved by stockholders. The agreement is for an initial term of three years and renews automatically for additional one year terms unless either party provides written notice of termination.

     In the event that Mr. Hokfelt's employment is terminated without cause, he is entitled to receive his base salary and fringe benefits for the remainder of the then current term and his pro-rated bonus. The agreement also contains a non-competition covenant.

                       TRANSACTIONS WITH RELATED PARTIES

     Bachkine & Meyer Industries, S.A, an affiliate of the Company, has been advancing funds to the Company pursuant to the terms of a Line of Credit Agreement dated as of April 15, 1999. The balance of such advances as of December 31, 1999 was $2,175,186. Bachkine & Meyer did not charge interest on advances until July 1, 1999 at which time it began charging interest at the prime rate currently 8%. Bachkine & Meyer has indicated it wishes to convert all amounts advanced under the Line of Credit Agreement into equity. The fairness of the conversion price will be determined by an independent committee of the Board of Directors established for that purpose.

     In addition to the Line of Credit Agreement discussed above, B.A.M.I. Consulting, S. A., a British Virgin Islands corporation, and an affiliate of Bachkine & Meyer is entitled to receive a monthly management consulting fee of $75,000 pursuant to the terms of a Consulting Agreement dated as of April 15, 1999. As of December 31, 1999, the Company owed B.A.M.I. $675,000 which the Company has accrued as a general and administrative expense, but has not yet paid. B.A.M.I. has indicated it wishes to convert all the amounts due under the consulting agreement into equity. The fairness of the conversion price also will be determined by an independent committee of the Board of Directors established for that purpose.

                        REPORT ON EXECUTIVE COMPENSATION

     The Company's Board of Directors makes decisions on compensation of the Company's executives. All current members of the Board, except for Marcel Rokegem, are employee directors. It is the responsibility of the Board to assure that the executive compensation programs are reasonable and appropriate, meet their stated purpose and effectively service the interests of the Company and its stockholders. Pursuant to rules of the Securities and Exchange Commission ('SEC') designed to enhance disclosure of corporate policies toward executive compensation, set forth below is the report of the Board of Directors with respect to executive compensation.

          COMPENSATION PHILOSOPHY AND POLICIES FOR EXECUTIVE OFFICERS

     The Company believes that the most effective executive compensation program aligns the interest of the Company's executives with the interests of its stockholders. The Company's primary corporate mission is to achieve profitability on a consistent basis and thereby enhance long-term stockholder value. In pursuit of that mission, the Board seeks to maintain a strong positive nexus between this mission and its compensation and benefit goals.

     The Company's executive compensation program exemplifies the Board's commitment to that nexus. The Company provides only minimal perquisites to its executive officers, relying instead upon compensation methods that emphasize overall Company performance.

     The Company's executive compensation program supports the Company's mission by:

          o Directly aligning the interests of executive officers with the long-term interests of the Company's stockholders by making Company stock appreciation over the long term the cornerstone of executive compensation through awards that can result in the ownership of substantial amounts of the Company's Common Stock.

          o Providing compensation opportunities that create an environment that attracts and retains talented executives on a long-term basis.

          o Emphasizing pay for performance by having a meaningful portion of executive compensation 'at risk.'

     At present, the Company's executive compensation program is comprised of three primary components: base salary, annual cash incentive (bonus) and subject to approval of the Stockholders of the 2000 Stock Compensation Plan described in Proposal 4 of this Proxy Statement, long-term incentive opportunity in the form of stock options. Two of the three components of the Company's executive compensation plan--bonus and stock options--directly relate to overall performance by the Company. With respect to the third component--salary-- the Company seeks to be at or below market, placing primary emphasis on the opportunities for greater reward through the availability of performance-based reward mechanisms.

BASE SALARY

     The base salary of the Company's President and CEO, as described in the Summary Compensation Table, is governed by an employment agreement with the Company. As a part of its search for a CEO/President in 1999, the Board determined that in order to attract an individual with knowledge and experience necessary to implement the Company's mission, the Company needed to provide that individual with a certain level of compensation. The Board also determined to place a greater portion of the compensation package in performance-based compensation (i.e., performance bonus and stock options), thereby providing an incentive for outstanding performance and minimizing the amount of guaranteed compensation. The Board believes that the employment agreement with Mr. Hokfelt contains an appropriate mix of guaranteed and performance-based compensation.

     The Company has no other employment agreements with any other employees. In determining appropriate salary levels and salary increases, the Board considers achievement of the Company's mission, level of responsibility, individual performance, internal equity and external pay practices. In this regard, the Board attempts to set base salaries of all executive officers at rates at or below the rates of other individuals in equivalent positions in the market area.

ANNUAL BONUS

     The Board believes that annual bonuses to executive officers encourage management to focus attention on key operational goals of the Company, and corporate and business earnings are the main performance measure for awards of bonuses. The Board does not have a formal annual incentive plan. Instead, the Board intends to review the corporate and business performance of the Company on a periodic basis, and make awards to executive officers if appropriate. In determining appropriate annual bonuses, the Board considers achievement of the Company's mission, level of responsibility, individual performance, internal equity, and external pay practices. In the fiscal year ended December 31, 1999, the Board did not elect to award cash bonuses to any executive officers.

LONG TERM INCENTIVES

     Pursuant to the 2000 Stock Compensation Plan described in Proposal 4 above, the Company intends to award stock options that are directly related to improvement in long-term stockholder value. The Board believes that stock option grants provide an incentive to executive officers that focuses each officer's attention on managing the Company from the perspective of an owner with an equity stake in the business. In addition, the Board believes that stock option grants provide the Company with a mechanism for recruiting individuals by providing an opportunity for those officers to profit from the results of their contributions to the Company. These grants also help ensure that operating decisions are based on long-term results that benefit the Company and ultimately the Company's stockholders.

     Assuming approval of the 2000 Stock Compensation Plan by stockholders, the options granted to executive officers will provide the right to purchase shares of Common Stock usually at the fair market value on the date of grant. Usually, each stock option becomes vested and exercisable over a period of time. The number of shares covered by each grant reflects the Board's assessment of the executive's level of responsibility, and his or her past and anticipated contributions to the Company. The size of option grants to Individual executives is designed to reflect the impact the individual has on decisions that affect the overall success of the Company.

CHIEF EXECUTIVE COMPENSATION

     The regulations of the SEC require the Board to disclose the basis for the compensation of the Company's chief executive officer relative to the Company's performance. In 1999 Jacques Mot was the Company's chief executive officer. He received no compensation. Paul Hokfelt is the current President and CEO of the Company. Mr. Hokfelt's compensation is governed by the terms of an employment agreement dated January 25, 2000.

     The Board's general approach in establishing Mr. Hokfelt's compensation was to provide a base salary below market, augmented by an annual and stock options based on performance of the Company. The Board approved a current base salary of 240,000 CHF (approximately $145,000) plus bonus and stock options based upon the performance of the Company. The Board determined, based upon the information available, that the base salary and annual bonus was below the market rate and within the Company's overall internal compensation goal.

THE FOREGOING REPORT IS SUBMITTED BY ALL MEMBERS OF THE COMPANY'S BOARD OF DIRECTORS WHOSE MEMBERS ARE AS FOLLOWS:

          Jacques Mot         Marcel Rokegem         Thomas R. Marshall

                            STOCK PERFORMANCE CHART

     As part of proxy statement disclosure requirements mandated by the Securities and Exchange Commission, the Company is required to provide a five-year comparison of the cumulative total stockholder return on its Common Stock with that of a broad equity market index and either a published industry index or a Company constructed peer group index. This graph is not deemed to be 'soliciting material' or to be 'filed' with the SEC or subject to the SEC's proxy rules or to the liabilities of Section 18 of the 1934 Act, and the graph shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act of 1933 or the 1934 Act.

     The following chart compares the yearly percentage change in the cumulative total stockholder return in the Company's Common Stock during the period ended December 31, 1999 with the cumulative total return on the S & P 500 Index. The comparison assumes $100 was invested on June 11, 1999 in the Company's Common Stock and the S & P 500 Index with reinvestment of dividends. Due to the fact that the Company (i) commenced operations on June 11, 1999, (ii) has had minimal operating activity since inception and (iii) has recently added a new primary business purpose, comparison with a 'peer group' is impracticable.


                                [CHART OMITTED]

                                 PROPOSAL NO. 2
                       APPROVAL OF THE TRANSFER OF ASSETS

     At the Annual Meeting, stockholders will vote on approval of the transfer of the all of the Company's assets and liabilities relating to its existing plastic business to NG Plastic, Inc. a wholly owned Delaware subsidiary formed on February 17, 2000 (the 'Asset Transfer'). The Board of Directors has approved the Asset Transfer subject to approval by the stockholders. The Asset Transfer is intended to benefit the Company by allowing the Company to pursue an additional business involving incubation of Internet companies located primarily in Europe. It is intended that NG Plastic, Inc. will change its name to New Generation Plastic, Inc. concurrently with the Company's name change described in Proposal 3.

GENERAL INFORMATION

     The Board has determined that it is in the best interests of the Company to enter a new business involving the incubation of Internet companies located primarily in Europe. In order to implement the Company's additional business focus, the Company has formed two wholly owned Delaware subsidiaries, New Generation Partners, Inc. and NG Plastic, Inc. The Company expects that New Generation Partners, Inc. will develop and physically host a number of Internet companies primarily in Europe with specific areas of focus including business-to-business e-commerce and ventures oriented towards new emerging Internet infrastructure and wireless Internet applications. The Company will pursue its existing plastic business under the name New Generation Plastic, Inc. The Board believes that formation of separate subsidiaries will better enable the Company to pursue its dual business focus.

STOCKHOLDER RESOLUTION

     In order to effect approval of the Asset Transfer by stockholders, the following resolution will be presented to the Annual Meeting:

          RESOLVED, that the transfer to NG Plastic, Inc. of all of the Company's assets and liabilities relating to its existing plastic business is hereby approved; and be it further

          RESOLVED, that the appropriate officers of the Company be and hereby are authorized to execute all documents or instruments necessary or appropriate to effect the transfer of said assets and liabilities.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ASSET TRANSFER.

                                 PROPOSAL NO. 3
                  APPROVAL OF THE CHANGE OF THE COMPANY'S NAME

     The Board of Directors has approved the Amendment to the Certificate of Incorporation changing the name of the Company from 'New Generation Plastic, Inc.' to 'New Generation Holdings, Inc.' The text of the name change can be found in the Form of Certificate of Amendment to the Certificate of Incorporation of the Company that is annexed hereto as Exhibit A. The Board proposed the change in the name of the Company to reflect the change in focus of the Company from a plastic company to a holding company for its recently formed plastic and Internet subsidiaries.

     The Company reserves the right, upon notice to stockholders, to abandon or modify the proposed Certificate of Amendment of the Certificate of Incorporation at any time prior to the filing of the Certificate of Amendment pursuant to the provisions of the Delaware General Corporation Law.

STOCKHOLDER RESOLUTION

     In order to effect approval of the name change by stockholders, the following resolution will be presented to the Annual Meeting:

          RESOLVED, that the Certificate of Amendment to the Certificate of Incorporation of the Company attached as Exhibit A to the Company's Proxy Statement is hereby approved.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE CHANGE OF THE COMPANY'S NAME TO NEW GENERATION HOLDINGS, INC.

                                 PROPOSAL NO. 4
                    APPROVAL OF 2000 STOCK COMPENSATION PLAN

     At the Annual Meeting, stockholders will vote on approval of the Company's 2000 Stock Compensation Plan (the '2000 Plan'). The Board of Directors has approved the 2000 Plan subject to approval by the stockholders. A copy of the 2000 Plan is annexed as Exhibit B to this Proxy Statement. Approval of the 2000 Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock present or represented, and entitled to vote, at the Annual Meeting.

GENERAL

     The Board believes that attracting and retaining high quality executives and others who provide services to the Company is essential to the Company's progress and success. The Company gains important advantages from a comprehensive compensation program which includes different types of incentives for motivating employees and other service providers and rewards for outstanding service. In particular, stock options will be an important element of the compensation program, because such awards enable executives to acquire or increase their proprietary interest in the Company, thereby promoting a closer identity of interests between them and the Company's stockholders. Such awards also provide an increased incentive for the recipient to put forth his or her maximum efforts for the success of the Company's business.

     Therefore the Board has recommended that the Stockholders approve the adoption of the 2000 Stock Compensation Plan (the 'Plan'). Upon the effectiveness of the Plan, the Board will establish a Compensation Committee (the 'Committee') that will (i) review and set the salaries and incentive compensation for the executive officers, directors and other key personnel of the Company, and (ii) administer the Plan, including the designation of which officers, key personnel and directors receive awards under the Plan and the amount, terms, pricing, and vesting provisions of awards granted pursuant to the Plan.

     The Board also intends that the Company's ability to claim tax deductions for compensation paid should be preserved to the greatest extent practicable. The Board's recommendation and the stockholders approval of the material terms of the performance awards to named executives under the Plan will meet a key requirement for such awards to qualify as 'performance-based' compensation under
Section 162(m) of the Code. Section 162(m) of the Code limits the deductions a publicly held company can claim for compensation in excess of $1,000,000 paid in a given year to certain individual executive officers (generally, the officers who are 'named executive officers' in the summary compensation table in the Company's proxy statement for the Annual Meeting of Stockholders). 'Performance-based' compensation is not counted against the $1 million deductibility cap. Performance awards intended by the Committee to qualify as 'performance-based' compensation granted under the Plan will be payable only upon achievement of pre-established performance goals (subject to such additional requirements and terms as the Committee may establish). Such performance awards can be used to place strong emphasis on the building of value for all stockholders.

     For purposes of Section 162(m) of the Code, the approval of the Plan shall be deemed also to include approval of the eligibility of executive officers and other employees to participate, the per-person limitations described below under the caption 'Shares Available and Award Limitations,' and the general business criteria upon which performance objectives for performance awards are based, described below under the caption 'Performance-Based Awards.' Stockholder approval of general business criteria will enable performance awards to qualify under Section 162(m) until 2005. Stock options and SARs are not subject to a similar time limit under Section 162(m) of the Code. The Plan will, however, permit awards to be granted that do not qualify under Section 162(m) of the Code, including after 2005.

DESCRIPTION OF THE PLAN

     The following is a brief description of the material features of the Plan. Such description is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached to this Proxy Statement as Exhibit A.

  Shares Available and Award Limitations

     The number of shares of the Company's Common Stock that may be subject to awards under the Plan is 4,100,000. An award relating to shares may be granted if the aggregate number of shares subject to then-outstanding awards plus the number of shares subject to the award being granted do not exceed 4,100,000 shares.

Under the Plan, shares subject to an award granted in substitution for an award of a company or business acquired by the Company or a subsidiary will not count against the number of shares reserved and available.

     In addition, the Plan includes a limitation on the amount of awards that may be granted to any one participant in a given calendar year in order to qualify awards as 'performance-based' compensation not subject to the limitation on deductibility under Section 162(m) of the Code. Under this annual per-person limitation, no participant may in any year be granted share-denominated awards under the Plan relating to more than his or her 'Annual Limit' for each type of award. The Annual Limit equals 1.5 million shares plus the amount of the participant's unused Annual Limit relating to the same type of award as of the close of the previous year, subject to adjustment for splits and other extraordinary corporate events. For purposes of this limitation, options, SARs, restricted stock, deferred stock, and other stock-based awards are separate types of awards subject to a separate limitation. In the case of awards not relating to shares in a way in which the share limitation can apply, no participant may be granted awards authorizing payment during any calendar year of an amount that exceeds his or her Annual Limit, which for this purpose equals $1 million plus the amount of any unused Annual Limit from the previous year.

     Adjustments to the number and kind of shares subject to the share limitations and specified in the Annual Limits are authorized in the event of a special dividend or distribution, recapitalization, stock split, reorganization, business combination, or other similar corporate transaction or event affecting the Common Stock. The Committee is also authorized to adjust performance conditions and other terms of awards in response to these kinds of events or to changes in applicable laws, regulations, or accounting principles, except that any adjustments to awards intended to qualify as 'performance-based' must conform to requirements under Section 162(m).

  Eligibility

     Executive officers and other employees of the Company and its subsidiaries, and non-employee directors, consultants and others who provide substantial services to the Company and its subsidiaries are eligible to be granted awards under the Plan. In addition, any person who has been offered employment by the Company or a subsidiary may be granted awards, but such prospective employee may not receive any payment or exercise any right relating to the award until he or she commences employment. At present, approximately 10 persons would be eligible for awards if the Plan were in effect.

  Administration

     The Plan will be administered by the Committee, except that the Board may appoint any other committee to administer the Plan and may itself act to administer the Plan. The Board must perform the functions of the Committee for purposes of granting awards to non-employee directors. (References to the 'Committee' below mean the committee or full Board exercising authority with respect to a given award.) Subject to the terms and conditions of the Plan, the Committee is authorized to select participants, determine the type and number of awards to be granted and the number of shares to which awards will relate or the amount of an performance award, specify times at which awards will be exercisable or settled, including performance conditions that may be required as a condition thereof, set other terms and conditions of such awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the Plan, and make all other determinations which may be necessary or advisable for the administration of the Plan. Nothing in the Plan precludes the Committee from authorizing payment of other compensation, including bonuses based upon performance, to executive officers, employees and directors. The Plan provides that Committee members shall not be personally liable, and shall be fully indemnified, in connection with any action, determination, or interpretation taken or made in good faith under the Plan.

  Stock Options and SARs

     The Committee may grant stock options, including both incentive stock options (ISOs), which can result in potentially favorable tax treatment to the participant, and non-qualified stock options. The Committee also may grant SARs entitling the participant to receive the excess of the fair market value of a share on the date of exercise or other specified date over the grant price of the SAR. The exercise price of an option and the grant price of an SAR is determined by the Committee, but generally may not be less than the fair market value of the stock on the date of grant (except as described below). The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and provisions requiring forfeiture of unexercised options at or following termination of employment generally are fixed by the Committee, subject to a restriction that no option may have a term exceeding ten years. Options may be exercised by payment of the exercise price in cash, stock or other property (possibly including notes or obligations to make payment on a deferred basis, or through broker-assisted cashless exercise procedures) or by surrender of other outstanding awards having a fair market value equal to the exercise price. Methods of exercise and settlement and other terms of SARs will be determined by the Committee. 'Limited SARs' exercisable for a stated period of time following a change in control of the Company may be granted.

  Restricted and Deferred Stock

     The Committee may grant awards of restricted stock and deferred stock. Prior to the end of the restricted period, shares received as restricted stock may not be sold or disposed of by participants, and may be forfeited in the event of termination of employment. The restricted period generally is established by the Committee. An award of restricted stock entitles the participant to all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any dividends thereon, unless otherwise determined by the Committee. Deferred stock gives participants the right to receive shares at the end of a specified deferral period, subject to forfeiture of the award in the event of termination of employment under certain circumstances prior to the end of a specified restricted period (which need not be the same as the deferral period). Prior to settlement, deferred stock awards carry no voting or dividend rights or other rights associated with stock ownership, but dividend equivalents may be paid on such deferred stock.

  Other Stock-Based Awards, Bonus Stock, and Awards in lieu of Cash Obligations

     The Plan authorizes the Committee to grant awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to Common Stock or factors that influence the value of stock. The Committee will determine the terms and conditions of such awards, including the consideration to be paid to exercise awards in the nature of purchase rights, the periods during which awards will be outstanding, and any forfeiture conditions and restrictions on awards. In addition, the Committee is authorized to grant Common Stock as a bonus free of restrictions, or to grant shares or other awards in lieu of the Company's obligations under other plans or compensatory arrangements, subject to such terms as the Committee may specify. The number of shares granted to an executive officer or non-employee director in place of salary, fees or other cash compensation must be reasonable, as determined by the Committee.

  Performance-Based Awards

     The Committee may require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria, as a condition of awards being granted or becoming exercisable or settleable under the Plan, or as a condition to accelerating the timing of such events. If so determined by the Committee, in order to avoid the limitations on deductibility under Section 162(m) of the Code, the business criteria used by the Committee in establishing performance goals applicable to performance awards to named executives will be selected from among the following: (1) earnings per share; (2) revenues; (3) cash flow, free cash flow, or cash flow return on investment; (4) return on net assets, return on assets, return on investment, return on investment capital, or return on equity; (5) value created; (6) operating margin; (7) net income before or after taxes, pretax earnings, pretax earnings before interest, depreciation and amortization, pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items, operating earnings, or net cash provided by operations; (8) stock price or total stockholder return; (9) sales above a specified threshold or in relation to prior periods; and (10) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, and goals relating to acquisitions or divestitures. The Committee may specify that any such criteria will be measured before or after extraordinary or non-recurring items, before or after service fees, or before or after payments of awards under the Plan. The Committee may set the levels of performance required in connection with performance awards as fixed amounts, goals relative to performance in prior periods, as goals compared to the performance of one or more comparable companies or an index covering multiple companies, or in any other way the Committee may determine.

  Other Restrictions on Awards

     The Plan would impose restrictions on awards under which forfeiture is triggered by competition with the Company, disclosure or misuse of proprietary information, or failure to assist the Company in litigation. Such forfeitures would apply to outstanding awards and any gains realized by exercise of options during the six months before the triggering event or, if the participant's employment has terminated, during the last six months of employment and up to 18 months following employment.

  Other Terms of Awards

     Awards may be settled in cash, shares, other awards or other property, in the discretion of the Committee. The Committee may require or permit participants to defer the settlement of all or part of an award in accordance with such terms and conditions as the Committee may establish, including payment or crediting of interest or dividend equivalents on any deferred amounts. The Committee is authorized to place cash, shares or other property in trusts or make other arrangements to provide for payment of the Company's obligations under the Plan. The Committee may condition awards on the payment of taxes such as by withholding a portion of the shares or other property to be distributed (or receiving previously acquired shares or other property surrendered by the participant) in order to satisfy mandatory tax withholding obligations. Awards granted under the Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant's death, except that the Committee may permit transfers in individual cases, including for estate planning purposes.

     Awards under the Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Committee may, however, grant awards in substitution for awards under the Plan or other Company plans, or other rights to payment from the Company, and may buy out outstanding awards for cash or other property. The Committee also may grant awards in addition to and in tandem with other awards or rights.

  Vesting, Forfeitures, and Acceleration Thereof

     The Committee may, in its discretion determine the vesting schedule of options and other awards, the circumstances that will result in forfeiture of the awards, the post-termination exercise periods of options and similar awards, and the events that will result in acceleration of the ability to exercise and the lapse of restrictions, or the expiration of any deferral period, on any award.

     In addition, the Plan provides that, in the event of a change in control of the Company, outstanding awards will immediately vest and be fully exercisable and any restrictions, deferral of settlement and forfeiture conditions (other than those tied to performance) of such awards will lapse, and performance goals and conditions will be deemed met to the extent provided in any agreement with the participant. A change in control means an event in which (1) any person becomes a beneficial owner of more than 50% of the outstanding Common Stock or voting securities, except limited acquisitions by any current 50%-beneficial owner will not trigger a change in control; (2) changes to the membership of the board of directors occur such that incumbent members cease to be a majority; for this purpose, incumbent members mean current members and new members whose election or appointment was approved by the then-incumbent members; (3) consummation of a merger, reorganization or similar transaction if it represents a substantial change in the control of the Company; and (4) approval by stockholders of a complete dissolution or liquidation of the Company.

  Amendment and Termination of the Plan

     The Board of Directors may amend, alter, suspend, discontinue, or terminate the Plan or the Committee's authority to grant awards thereunder without stockholder approval unless stockholder approval is required by law, regulation, or a Nasdaq or stock exchange rule. The Board may in its discretion submit other amendments to stockholders for approval. Stockholder approval will not necessarily be required for amendments which might increase the cost of the Plan. Unless earlier terminated, the Plan will terminate at such time as may be determined by the Board.

FEDERAL INCOME TAX IMPLICATIONS OF THE PLAN

     The following briefly describes the federal income tax consequences arising with respect to awards that may be granted under the Plan. The grant of an option (including a stock-based award in the nature of a purchase right) or an SAR will create no immediate federal income tax consequence for the participant or the Company. Nor will a participant receive taxable income upon exercising an option which is an ISO (except that the alternative minimum tax may apply). Upon exercising an option which is not an ISO, the participant generally must recognize ordinary income equal to the difference between the exercise price and the fair market value of the freely transferable and nonforfeitable shares acquired on the date of exercise. Upon exercising an SAR, the participant generally must recognize ordinary income equal to the cash or fair market value of shares received.

     When a participant disposes of ISO shares before the end of the applicable ISO holding periods, he or she must generally recognize ordinary income equal to the lesser of (i) the fair market value of the shares at the date of exercise minus the exercise price or (ii) the amount realized upon the disposition of the ISO shares minus the exercise price. Otherwise, a participant's disposition of shares acquired upon the exercise of an option generally will result in short-, medium- or long-term capital gain or loss measured by the difference between the sale price and the participant's tax basis in such shares (generally, the exercise price plus any amount previously recognized as ordinary income in connection with the exercise of the option).

     The Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with options and SARs. The Company generally is not entitled to a tax deduction relating to amounts that represent a capital gain to a participant. Accordingly, the Company will not be entitled to a tax deduction with respect to an ISO if the participant holds the shares for the applicable ISO holding periods prior to disposing of the shares.

     With respect to other awards granted under the Plan that result in a transfer to the participant of cash or shares or other property, if the shares or other property is either not restricted as to transferability or not subject to a substantial risk of forfeiture the participant generally must recognize ordinary income equal to the cash or the fair market value of shares or other property actually received. If the shares or other property are restricted as to transferability and subject to a substantial risk of forfeiture, the participant generally must recognize ordinary income equal to the fair market value of the shares or other property received at the earliest time the shares or other property become transferable or not subject to a substantial risk of forfeiture. In either case, the Company should be entitled to a deduction for the same amount recognized as income by the participant, except if deductibility is cut back under Section 162(m), as discussed below. A participant may elect to be taxed at the time of receipt of shares or other property rather than upon lapse of restrictions on transferability or the substantial risk of forfeiture, but if the participant subsequently forfeits such shares or property he or she would not be entitled to any tax deduction, including as a capital loss, for the value of the shares or property on which he previously paid tax.

     As discussed above, compensation that qualifies as 'performance-based' compensation is excluded from the $1 million deductibility cap of Code Section 162(m), and therefore remains fully deductible by the company that pays it. Under the Plan, options granted with an exercise price or grant price at least equal to 100% of fair market value of the underlying shares at the date of grant will be, and awards which are conditioned upon achievement of performance goals may be, intended to qualify as such 'performance-based' compensation. A number of requirements must be met in order for particular compensation to so qualify, however, so there can be no assurance that such compensation under the Plan will be fully deductible under all circumstances. In addition, other awards under the Plan generally will not so qualify, so that compensation paid to certain executives in connection with such awards may, to the extent it and other compensation subject to Section 162(m)'s deductibility cap exceed $1 million in a given year, be subject to the limitation of Section 162(m).

     The foregoing provides only a general description of the application of federal income tax laws to certain types of awards under the Plan. This discussion is intended for the information of stockholders not as tax guidance to participants in the Plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. Different tax rules may apply, including in the case of variations in transactions that are permitted under the Plan (such as payment of the exercise price of an option by surrender of previously acquired shares). The summary does not address the effects of other federal taxes (including possible 'golden parachute' excise taxes) or taxes imposed under state, local, or foreign tax laws.

STOCKHOLDER RESOLUTION

     In order to effect approval and adoption of the Plan by stockholders, the following resolution will be presented to the Annual Meeting:

          RESOLVED, that the New Generation Holdings, Inc., 2000 Stock Compensation Plan as set forth at Exhibit A to the Proxy Statement for the Annual Meeting of Stockholders of the Company to be held on May 17, 2000, be, and the same is hereby, approved and adopted.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE 2000 STOCK COMPENSATION PLAN.

                                  PROPOSAL 5.
                      APPROVAL OF APPOINTMENT OF AUDITORS

     The Board of Directors has appointed KPMG LLP, an international accounting firm of independent certified public accountants, to act as independent accountants for the Company and its consolidated subsidiaries for the year 2000. KPMG LLP has advised the Company that the firm does not have any direct or indirect financial interest in the Company or any of its subsidiaries, nor has such firm had any such interest in connection with the Company during the past five years other than its capacity as the Company's independent certified public accountants. A representative of KPMG will not attend the Annual Meeting, but will be available by telephone.

     The Company dismissed Randy Simpson, CPA as its independent accountant as a result of the change in control on June 10, 1999. The Company is not aware of any dispute or disagreement with Mr. Simpson with regard to the financial statements or accounting principles and practices. The decision to hire KPMG was made because the Company expected that its accounting needs would be significantly expanded and desired a firm with an international reputation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPPROVAL OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT ACCOUNTANTS FOR THE COMPANY.

                                 PROPOSAL NO. 6
                                 OTHER BUSINESS

     The management of the Company is not aware of any other business that may come before the meeting. However, if additional matters properly come before the meeting, proxies will be voted at the discretion of the proxy holders.

                             STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be presented at the 2001 Annual Meeting of Stockholders of the Company must be received by the Company in writing at its principal executive offices, New Generation Plastic, Inc., 245 Park Ave., New York, NY 10167 by certified mail return receipt requested, no later than January 4, 2000 for inclusion in the Proxy Statement and Proxy relating to the 2001 Annual Meeting of Stockholders.

10-KSB REPORT

     The Company's 10-KSB report has been provided to you concurrently with this Proxy Statement. The financial statements of the Company for the period April 15, 1999 to December 31, 1999 are contained in the 10-KSB. The 10-KSB report is not to be considered as part of the proxy soliciting material.

                                          Submitted by order of the
                                          Board of Directors

                                                     THOMAS R. MARSHALL
                                          --------------------------------------
                                                        Secretary

New York, New York
May 6, 2000

                                   EXHIBIT A

                            ------------------------

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                          NEW GENERATION PLASTIC, INC.

                            ------------------------

                            PURSUANT TO SECTION 242
                                     OF THE
                            GENERAL CORPORATION LAW
                            OF THE STATE OF DELAWARE

     The UNDERSIGNED, Thomas R. Marshall, being the Secretary of New Generation Plastic, Inc., a Delaware corporation (the 'Corporation') does hereby certify as follows:

          FIRST: The name of the Corporation is New Generation Plastic, Inc.

          SECOND: The Amendment to the Certificate of Incorporation to be effective is as follows:

             Article First of the Certificate of Incorporation relating to the name of the Corporation is amended to read as follows:

                'FIRST: The name of the Corporation is New Generation Holdings, Inc.

                THIRD: This Amendment to the Certificate of Incorporation of the Corporation has been duly adopted by the unanimous written consent of the Board of Directors followed by the approval of the stockholders at a meeting duly held in accordance with the provisions of Section 242,211 and 141(f) of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, I have signed this certificate on the 18th day of April, 2000.

                                          By:        THOMAS R. MARSHALL
                                             -----------------------------------
                                                    Thomas R. Marshall

                                   EXHIBIT B

                          NEW GENERATION PLASTIC, INC.
                          2000 STOCK COMPENSATION PLAN

     1. PURPOSE. The purpose of this 2000 Stock Compensation Plan (the 'Plan') of New Generation Plastic, Inc., a Delaware corporation (the 'Company'), is to advance the interests of the Company and its stockholders by providing a means to attract, retain, and reward employees of the Company and its subsidiaries, non-employee directors of the Company, and consultants and other persons who provide substantial services to the Company or its subsidiaries, to link compensation to measures of the Company's performance in order to provide additional incentives to such persons for the creation of stockholder value, and to enable such persons to acquire or increase a proprietary interest in the Company in order to promote a closer identity of interests between such persons and the Company's stockholders.

     2. DEFINITIONS. For purposes of the Plan, terms shall be defined as set forth below, in addition to the terms defined in Section 1 and elsewhere in the
Plan:

          (a) 'Award' means any Option, SAR, Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award, or Performance Award, together with any related right or interest, granted to a Participant under the Plan.

          (b) 'Beneficiary' means the person, persons, trust or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant's death. If, upon a Participant's death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

          (c) 'Board' means the Company's Board of Directors.

          (d) 'Change in Control' and related terms have the meanings specified in Section 9.

          (e) 'Code' means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

          (f) 'Committee' means a committee of two or more directors designated by the Board to administer the Plan; provided, however, that directors appointed as members of the Committee shall not be employees of the Company or any subsidiary. In appointing members of the Committee, the Board will consider whether a member is or will be a Qualified Member, but such members are not required to be Qualified Members at the time of appointment or during their term of service on the Committee. Initially, the Compensation Committee of the Board shall be the Committee hereunder. The foregoing notwithstanding, the term 'Committee' shall refer to the full Board in any case in which it is performing any function of the Committee under the Plan.

          (g) 'Covered Employee' means an Eligible Person who is a Covered Employee as specified in Section 11(j) of the Plan.

          (h) 'Deferred Stock' means a right, granted to a Participant under
     Section 6(e), to receive Stock, cash or a combination thereof at the end of a specified deferral period.

          (i) 'Dividend Equivalent' means a right, granted to a Participant under Section 6(g), to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

          (j) 'Effective Date' means the effective date specified in Section 11(n).

          (k) 'Eligible Person' has the meaning specified in Section 5.

          (l) 'Exchange Act' means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

          (m) 'Fair Market Value' means the fair market value of Stock, Awards or other property as determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock on a given date shall be the average of the highest closing bid and the lowest closing asked quotation for that date on the Over-the-Counter Bulletin Board or, if the Stock is then designated for quotation in the Nasdaq Stock Market or on a national securities exchange, the average of the highest and lowest sales prices in composite trading for such date or, if there was no trade reported for such date, on the latest date for which a trade was reported.

          (n) 'Incentive Stock Option' or 'ISO' means any Option intended to be and designated as an incentive stock option within the meaning of Code
     Section 422 or any successor provision thereto.

          (o) 'Option' means a right, granted to a Participant under Section 6(b), to purchase Stock or other Awards at a specified price during specified time periods.

          (p) 'Other Stock Based Awards' means Awards granted to a Participant under Section 6(h).

          (q) 'Participant' means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

          (r) 'Performance Award' means a right, granted to a Participant under
     Section 8, to receive Awards or payments based upon performance criteria specified by the Committee.

          (s) 'Qualified Member' means a member of the Committee who is a 'Non-Employee Director' within the meaning of Rule 16b-3(b)(3) and an 'outside director' within the meaning of Regulation 1.162-27 under Code
     Section 162(m).

          (t) 'Restricted Stock' means Stock granted to a Participant under
     Section 6(d) which is subject to certain restrictions and to a risk of forfeiture.

          (u) 'Rule 16b-3' means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

          (v) 'Stock' means the Company's Common Stock, $.001 par value per share, and such other securities as may be substituted (or resubstituted) for Stock pursuant to Section 11(c).

          (w) 'Stock Appreciation Rights' or 'SAR' means a right granted to a Participant under Section 6(c).

     3. ADMINISTRATION.

     (a) Authority of the Committee. The Plan shall be administered by the Committee, which shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants; to grant Awards; to determine the type and number of Awards, the dates on which Awards may be exercised and on which the risk of forfeiture or deferral period relating to Awards shall lapse or terminate, the acceleration of any such dates, the expiration date of any Award, whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards, or other property, and other terms and conditions of, and all other matters relating to, Awards; to prescribe documents evidencing or setting terms of Awards (such Award documents need not be identical for each Participant) and rules and regulations for the administration of the Plan; to construe and interpret the Plan and Award documents and correct defects, supply omissions or reconcile inconsistencies therein; and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Decisions of the Committee with respect to the administration and interpretation of the Plan shall be final, conclusive, and binding upon all persons interested in the Plan, including Participants, Beneficiaries, transferees under Section 11(b) and other persons claiming rights from or through a Participant, and stockholders. The foregoing notwithstanding, the Board shall perform the functions of the Committee for purposes of granting Awards under the Plan to non-employee directors, and the Board otherwise may perform any function of the Committee under the Plan, including for the purpose of ensuring that transactions under the Plan by Participants who are then subject to Section 16 of the Exchange Act in respect of the Company are exempt under Rule 16b-3.

     (b) Manner of Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, (A) any action of the Committee relating to an Award intended by the Committee to qualify as 'performance-based compensation' within the meaning of Code Section 162(m) and regulations thereunder may be taken by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, and (B) any action relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Company may be taken either by such a subcommittee or by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action, provided that, upon such abstention or recusal, the Committee remains composed of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any subsidiary, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company and will not cause Awards intended to qualify as 'performance-based compensation' under Code Section 162(m) to fail to so qualify. The Committee may appoint agents to assist it in administering the Plan.

     (c) Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any executive officer, other officer or employee of the Company or a subsidiary, the Company's independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and any officer or employee of the Company or a subsidiary acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

     4. STOCK SUBJECT TO PLAN.

     (a) Overall Number of Shares Available for Delivery. The overall number of shares of stock that may be granted under the Plan is limited to 4,100,000. The shares of Stock delivered in connection with Awards may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares acquired in the market for the account of a Participant.

     (b) Share Counting Rules. The Committee may adopt reasonable counting procedures to ensure appropriate counting and avoid double counting (as, for example, in the case of tandem or substitute awards). In the case of any Award granted in substitution for an award of a company or business acquired by the Company or a subsidiary, shares issued or issuable in connection with such substitute Award shall not be counted against the number of shares reserved under the Plan, but shall be deemed to be available under the Plan by virtue of the Company's assumption of the plan or arrangement of the acquired company or business. The provisions of this Section 4(b) shall apply to the number of shares reserved and available for ISOs only to the extent consistent with applicable regulations relating to ISOs under the Code.

     5. ELIGIBILITY; PER-PERSON AWARD LIMITATIONS. Awards may be granted under the Plan only to Eligible Persons. For purposes of the Plan, an 'Eligible Person' means an executive officer of the Company, an employee of the Company or any subsidiary, a non-employee director of the Company, a consultant or other person who provides substantial services to the Company or a subsidiary, and any person who has been offered employment by the Company or a subsidiary, provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced employment with the Company or a subsidiary. An employee on leave of absence may be considered as still in the employ of the Company or a subsidiary for purposes of eligibility for participation in the Plan. In each calendar year during any part of which the Plan is in effect, beginning in 2000, an Eligible Person may be granted Awards intended to qualify as 'performance-based compensation' under Code Section 162(m) under each of Section 6(b), 6(c), 6(d), 6(e), 6(f), 6(g) or 6(h) relating to up to his or her Annual Limit (such Annual Limit to apply separately to Awards under each subsection). A Participant's Annual Limit, in any year during any part of which the Participant is then eligible under the Plan, shall equal [1.5]million shares plus the amount of the Participant's unused Annual Limit relating to the same type of Award as of the close of the previous year, subject to adjustment as provided in Section 11(c). In the case of an Award which is not valued in a way in which the limitation set forth in the preceding sentence would operate as an effective limitation satisfying Treasury Regulation 1.162-27(e)(4) (including a Performance Award under Section 8 not related to an Award specified in Section 6), an Eligible Person may not be granted such Awards authorizing payment during any calendar year of an amount that exceeds the Participant's Annual Limit, which for this purpose shall equal $[1 million] plus the amount of the Participant's unused cash Annual Limit as of the close of the previous year (this limitation is separate and not affected by the number of Awards granted during such calendar year subject to the limitation in the preceding sentence). For purposes of this Section 5, a Participant's Annual Limit is used if it may be potentially earned or paid under a Performance Award, regardless of whether it is in fact earned or paid.

     6. SPECIFIC TERMS OF AWARDS.

     (a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 11(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment or service by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion with respect to any term or condition of an Award that is not mandatory under the Plan. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must by paid to satisfy the requirements of the Delaware General Corporation Law, no consideration other than services may be required for the grant (but not the exercise) of any Award.

     (b) Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:

          (i) Exercise Price. The exercise price per share of Stock purchasable under an Option (including both ISOs and non-qualified Options) shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Option.

          (ii) Option Term; Time and Method of Exercise. The Committee shall determine the term of each Option, provided that in no event shall the term exceed a period of ten years from the date of grant. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash, Stock, other Awards or awards granted under other plans of the Company or any subsidiary, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis, such as through 'cashless exercise' arrangements, to the extent permitted by applicable law), and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants.

          (iii) ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Code Section 422, including but not limited to the requirement that no ISO shall be granted more than ten years after the Effective Date. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to ISOs (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any ISO under Code Section 422, unless the Participant has first requested the change that will result in such disqualification.

     (c) Stock Appreciation Rights. The Committee is authorized to grant SAR's to Participants on the following terms and conditions:

          (i) Right to Payment. An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over
     (B) the grant price of the SAR as determined by the Committee.

          (ii) Other Terms. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR. Limited SARs that may only be exercised in connection with a Change in Control or other event as specified by the Committee may be granted on such terms, not inconsistent with this Section 6(c), as the Committee may determine. SARs may be either freestanding or in tandem with other Awards.

     (d) Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

          (i) Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award document relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the restricted period applicable to the Restricted Stock, subject to Section 11(b) below, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

          (ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.

          (iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

          (iv) Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

     (e) Deferred Stock. The Committee is authorized to grant Deferred Stock to Participants, which are rights to receive Stock, cash, or a combination thereof at the end of a specified deferral period, subject to the following terms and conditions:

          (i) Award and Restrictions. Issuance of Stock will occur upon expiration of the deferral period specified for an Award of Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, and under such other circumstances as the Committee may determine. Deferred Stock may be satisfied by delivery of Stock, cash equal to the Fair Market Value of the specified number of shares of Stock covered by the Deferred Stock, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

          (ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award document evidencing the Deferred Stock), all Deferred Stock that is at that time subject to deferral (other than a deferral at the election of the Participant) shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.

          (iii) Dividend Equivalents. Unless otherwise determined by the Committee at date of grant, Dividend Equivalents on the specified number of shares of Stock covered by an Award of Deferred Stock shall be either (A) paid with respect to such Deferred Stock at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Deferred Stock and the amount or value thereof automatically deemed reinvested in additional Deferred Stock, other Awards or other investment vehicles, as the Committee shall determine; provided, however, that the Committee may permit a Participant to make elections relating to Dividend Equivalents if and to the extent that such elections will not result in the Participant being in constructive receipt of amounts otherwise intended to be subject to deferral for tax purposes.

     (f) Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations of the Company or a subsidiary to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee. In the case of any grant of Stock to an officer or non-employee director of the Company in lieu of salary, fees or other cash compensation, the number of shares granted in place of such compensation shall be reasonable, as determined by the Committee.

     (g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to a Participant, entitling the Participant to receive cash, Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify.

     (h) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock or factors that may influence the value of Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(h).

     7. CERTAIN PROVISIONS APPLICABLE TO AWARDS.

     (a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary, or any business entity to be acquired by the Company or a subsidiary, or any other right of a Participant to receive payment from the Company or any subsidiary. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards. The in-the-money value of any surrendered Award or award may be applied to reduce the exercise price of any Option, grant price of any SAR, or purchase price of any other Award conferring a right to purchase Stock, at the time of grant or exercise.

     (b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee, subject to the express limitations set forth in
Section 6(b)(ii) and elsewhere in the Plan.

     (c) Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award document, payments to be made by the Company or a subsidiary upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (such as a Change in Control). Installment or deferred payments may be required by the Committee (subject to Section 11(e) of the Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award document) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.

     (d) Exemptions from Section 16(b) Liability. With respect to a Participant who is then subject to the reporting requirements of Section 16(a) of the Exchange Act in respect of the Company, the Committee shall implement transactions under the Plan and administer the Plan in a manner that will ensure that each transaction by such a Participant is exempt from liability under Rule 16b-3, except that this provision shall not limit sales by such a Participant, and such a Participant may engage in other non-exempt transactions under the Plan. The Committee may authorize the Company to repurchase any Award or shares of Stock resulting from any Award in order to prevent a Participant who is subject to Section 16 of the Exchange Act from incurring liability under Section 16(b). Unless otherwise specified by the Participant, equity securities or derivative securities acquired under the Plan which are disposed of by a Participant shall be deemed to be disposed of in the order acquired by the Participant.

     (e) Loan Provisions. With the consent of the Committee, and subject at all times to, and only to the extent, if any, permitted under and in accordance with, laws and regulations and other binding obligations or provisions applicable to the Company, the Company may make, guarantee, or arrange for a loan or loans to a Participant with respect to the exercise of any Option or other payment in connection with any Award, including the payment by a Participant of any or all federal, state, or local income or other taxes due in connection with any Award. Subject to such limitations, the Committee shall have full authority to decide whether to make a loan or loans hereunder and to determine the amount, terms, and provisions of any such loan or loans, including the interest rate to be charged in respect of any such loan or loans, whether the loan or loans are to be with or without recourse against the borrower, the terms on which the loan is to be repaid and conditions, if any, under which the loan or loans may be forgiven.

     8. PERFORMANCE AWARDS.

     (a) Performance Conditions. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Section 8(b) in the case of a Performance Award intended to qualify under Code Section 162(m).

     (b) Performance Awards Granted to Designated Covered Employees. If the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as 'performance-based compensation' for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 8(b).

          (i) Performance Goals Generally. The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 8(b). Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder (including Regulation 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being 'substantially uncertain.' The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

          (ii) Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or business units of the Company (except with respect to the total stockholder return and similar measures applicable to the Company as a whole), shall be used by the Committee in establishing performance goals for such Performance Awards: (1) earnings per share; (2) revenues; (3) cash flow, free cash flow, or cash flow return on investment; (4) return on net assets, return on assets, return on investment, return on investment capital, or return on equity; (5) value created; (6) operating margin; (7) net income before or after taxes, pretax earnings, pretax earnings before interest, depreciation and amortization, pretax operating earnings after interest expense, operating earnings, or net cash provided by operations;
     (8) stock price or total stockholder return; (9) sales above a specified threshold or in relation to prior periods; and (10) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, and goals relating to acquisitions or divestitures. If so specified by the Committee, performance with respect to these business criteria may be measured before or after payment of incentives or Awards under the Plan, service fees, and extraordinary, special or non-recurring items. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

          (iii) Performance Period; Timing for Establishing Performance
     Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to ten years, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such earlier date as may be required or permitted for 'performance-based compensation' under Code Section 162(m). Annual incentive Performance Awards relating to an annual performance period are specifically authorized.

          (iv) Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) during the given performance period, as specified by the Committee in accordance with
     Section 8(b)(iii) . The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

          (v) Settlement of Performance Awards; Other Terms. Settlement of such Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such

     Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 8(b). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant or other event (such as a Change in Control) prior to the end of a performance period or settlement of Performance Awards.

     (c) Written Determinations. Determinations by the Committee as to the establishment of performance goals, the amount potentially payable in respect of Performance Awards, the achievement of performance goals relating to Performance Awards, and the amount of any final Performance Award shall be recorded in writing, except in the case of Performance Awards not intended to qualify under
Section 162(m). Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Section 162(m), prior to settlement of each such Award granted to a Covered Employee, that the performance objective relating to operating profits and other material terms of the Award upon which settlement of the Award was conditioned have been satisfied. The Committee may not delegate any responsibility relating to such Performance Awards, and the Board shall not perform such functions at any time that the Committee is composed solely of members who qualify as 'outside directors' under the Section 162(m) regulations.

     9. CHANGE IN CONTROL PROVISIONS

     (a) Effect of 'Change in Control.' In the event of a 'Change in Control,' the following provisions shall apply unless otherwise provided in the Award document:

          (i) Any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested as of the time of the Change in Control;

          (ii) The restrictions, deferral of settlement, and forfeiture conditions, other than those relating to performance goals and conditions, applicable to any other Award shall lapse and such Awards shall be deemed fully vested as of the time of the Change in Control, except to the extent of any waiver by the Participant; and

          (iii) With respect to any outstanding Award subject to achievement of performance goals and conditions, such performance goals and other conditions will be deemed to be met if and to the extent so provided in the Award document relating to such Award or other agreement with the Participant.

     (b) For purposes of this Plan, a 'Change in Control' shall be deemed to have occurred on the first date, after May 17, 2000, on which any of the following has occurred:

          (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act)(a 'Person') of securities after which such Person is the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (A) the then-outstanding shares of common stock of the Company (the 'Outstanding Common Stock') or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the 'Outstanding Voting Securities'); provided, however, that for purposes of this subsection (i), the following acquisitions shall not trigger a Change in Control: (A) any acquisition directly from the Company other than in connection with the acquisition by the Company or its affiliates of a business, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (D) any acquisition by a lender to the Company pursuant to a debt restructuring of the Company, (E) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 9(b);

          (ii) Individuals who, as of May 17, 2000, constitute the Board of Directors of the Company (the 'Incumbent Board') cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

          (iii) Consummation of a reorganization, merger or consolidation of the Company or any direct or indirect subsidiary of the Company or sale or other disposition of all or substantially all of the assets of the Company (a 'Business Combination'), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (which shall include for these purposes, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination and any Person beneficially owning, immediately prior to such Business Combination, directly or indirectly, 20% or more of the Outstanding Common Stock or Outstanding Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination, or the combined voting power of the then-outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or
     (iv) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company other than to a corporation which would satisfy the requirements of clauses (A), (B) and (C) of subsection (iii) of this Section 9(b), assuming for this purpose that such liquidation or dissolution was a Business Combination.

     10. ADDITIONAL AWARD FORFEITURE PROVISIONS

     (a) Forfeiture of Options and Other Awards and Gains Realized Upon Prior Option Exercises. Unless otherwise determined by the Committee, each Award granted hereunder shall be subject to the following additional forfeiture conditions, to which each Participant who accepts an Award hereunder shall agree. If any of the events specified in Section 10(b)(i), (ii), or (iii) occurs (a 'Forfeiture Event'), all of the following forfeitures will result:

          (i) The unexercised portion of the Option, whether or not vested, and any other Award not then settled (except for an Award that has not been settled solely due to an elective deferral by the Participant) will be immediately forfeited and cancelled upon the occurrence of the Forfeiture Event; and

          (ii) The Participant will be obligated to repay to the Company, in cash, within five business days after demand is made therefor by the Company, the total amount of Option Gain (as defined herein) realized by Participant upon each exercise of an Option that occurred on or after (A) the date that is six months prior to the occurrence of the Forfeiture Event, if the Forfeiture Event occurred while Participant was employed by the Company or a subsidiary, or (B) the date that is six months prior to the date Participant's employment by the Company or a subsidiary terminated, if the Forfeiture Event occurred after Participant ceased to be so employed. For purposes of this Section, the term 'Option Gain' in respect of a given exercise shall mean the product of (X) the Fair Market Value per share of Stock at the date of such exercise (without regard to any subsequent change in the market price of shares) minus the exercise price times (Y) the number of shares as to which the Option was exercised at that date.

     (b) Events Triggering Forfeiture. The forfeitures specified in Section 10(a) will be triggered upon the occurrence of any one of the following Forfeiture Events at any time during Participant's employment by the

Company or a subsidiary or during the one-year period following termination of such employment (but not later than 18 months after the Award terminates or, in the case of an Option, is fully exercised):

          (i) Participant, acting alone or with others, directly or indirectly,
     (A) engages, either as employee, employer, consultant, advisor, or director, or as an owner, investor, partner, or stockholder unless the Participant's interest is insubstantial, in any business in an area or region in which the Company conducts business at the date the event occurs, which is directly in competition with a business then conducted by the Company or a subsidiary, except for such participation both after termination of employment with or service to the Company and after a Change in Control; (B) induces any customer or supplier of the Company or a subsidiary with whom Participant has had contacts or relationships, directly or indirectly, during and within the scope of his employment with the Company or any subsidiary, to curtail, cancel, not renew, or not continue his or her or its business with the Company or any subsidiary; or
     (C) induces, or attempts to influence, any employee of or service provider to the Company or a subsidiary to terminate such employment or service. The Committee shall, in its discretion, determine which lines of business the Company conducts on any particular date and which third parties may reasonably be deemed to be in competition with the Company. For purposes of this Section 10(b)(i), a Participant's interest as a stockholder is insubstantial if it represents beneficial ownership of less than five percent of the outstanding class of stock, and a Participant's interest as an owner, investor, or partner is insubstantial if it represents ownership, as determined by the Committee it its discretion, of less than five percent of the outstanding equity of the entity;

          (ii) Participant discloses, uses, sells, or otherwise transfers, except in the course of employment with or other service to the Company or any subsidiary, any proprietary information of the Company or any subsidiary so long as such information has not otherwise been disclosed to the public or is not otherwise in the public domain, except as required by law or pursuant to legal process, or Participant makes statements or representations, or otherwise communicates, directly or indirectly, in writing, orally, or otherwise, or takes any other action which may, directly or indirectly, disparage or be damaging to the Company or any of its subsidiaries or affiliates or their respective officers, directors, employees, advisors, businesses or reputations, except as required by law or pursuant to legal process; or

          (iii) Participant fails to cooperate with the Company or any subsidiary by making himself or herself available to testify on behalf of the Company or such subsidiary in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, or otherwise fails to assist the Company or any subsidiary in any such action, suit, or proceeding by providing information and meeting and consulting with members of management of, other representatives of, or counsel to, the Company or such subsidiary, as reasonably requested.

     (c) Agreement Does Not Prohibit Competition or Other Participant Activities. Although the conditions set forth in this Section 10 are deemed to be incorporated into an Award, a Participant is not thereby prohibited from engaging in any activity, including but not limited to competition with the Company and its subsidiaries. Rather, the non-occurrence of the Forfeiture Events set forth in Section 10(b) is a condition to Participant's right to realize and retain value from his or her compensatory Options and Awards, and the consequence under the Plan if Participant engages in an activity giving rise to any such Forfeiture Event, which Forfeiture Events and activities are hereby acknowledged to be harmful to the Company, are the forfeitures specified herein. The Company and Participant shall not be precluded by this provision or otherwise from entering into other agreements concerning the subject matter of
Section 10(a) and 10(b).

     (d) Right of Setoff. Participant agrees that the Company or any subsidiary may, to the extent permitted by applicable law, deduct from and set off against any amounts the Company or a subsidiary may owe to Participant from time to time, including amounts owed as wages or other compensation, fringe benefits, or other amounts owed to Participant, such amounts as may be owed by Participant to the Company under Section 10(a), although Participant shall remain liable for any part of Participant's payment obligation under Section 10(a) not satisfied through such deduction and setoff.

     (e) Committee Discretion. The Committee may, in its discretion, waive in whole or in part the Company's right to forfeiture under this Section, but no such waiver shall be effective unless evidenced by a writing signed by a duly authorized officer of the Company. In addition, the Committee may impose additional conditions on Awards, by inclusion of appropriate provisions in the document evidencing any such Award.

     11. GENERAL PROVISIONS.

     (a) Compliance with Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. The foregoing notwithstanding, in connection with a Change in Control, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than theretofore existed.

     (b) Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a subsidiary), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an Award document (subject to any terms and conditions which the Committee may impose thereon). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award document applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

     (c) Adjustments. In the event that any large, special and non-recurring dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter, (ii) the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 5, (iii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards and (iv) the exercise price, grant price or purchase price relating to any Award or, if deemed appropriate, the Committee may make provision for a cash payment to the holder of an outstanding Award. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any subsidiary or any business unit, or the financial statements of the Company or any subsidiary, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee's assessment of the business strategy of the Company, any subsidiary or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause Options, SARs, Performance Awards granted under Section 8(b) to Participants designated by the Committee as Covered Employees and intended to qualify as 'performance-based compensation' under Code Section 162(m) and regulations thereunder to otherwise fail to qualify as 'performance-based compensation' under Code Section 162(m) and regulations thereunder. No authority to make adjustments is conferred under the Plan to the extent that, solely due to such authority, an Award would be accounted for as a 'variable' award under APB 25.

     (d) Taxes. The Company and any subsidiary is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's mandatory withholding obligations, either on a mandatory or elective basis in the discretion of the Committee; provided, however, that the number of shares withheld shall be rounded down if rounding up would result in withholding of a greater value than the mandatory tax withholding amount. No authority to withhold is conferred under the Plan to the extent that, solely due to such authority, an Award would be accounted for as a 'variable' award under APB 25.

     (e) Changes to the Plan. The Board may amend, suspend, or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of stockholders or Participants; provided, however, that, except in the case of adjustments authorized under Section 11(c); and provided further, that any amendment to the Plan shall be subject to the approval of the Company's stockholders not later than the annual meeting for which the record date is after the date of such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other amendments to the Plan to stockholders for approval; and provided further that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any outstanding Award. Anything in the Plan to the contrary notwithstanding, if any right under this Plan would cause a transaction to be ineligible for pooling of interest accounting that would, but for the right hereunder, be eligible for such accounting treatment, the Committee may modify or adjust the right so that pooling of interest accounting shall be available, including the substitution of Stock having a Fair Market Value equal to the cash otherwise payable hereunder for the right which caused the transaction to be ineligible for pooling of interest accounting.

     (f) Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a subsidiary, (ii) interfering in any way with the right of the Company or a subsidiary to terminate any Eligible Person's or Participant's employment or service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.

     (g) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an 'unfunded' plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company's obligations under the Plan. Such trusts or other arrangements shall be consistent with the 'unfunded' status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

     (h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable, including incentive arrangements and awards which do not qualify under Code Section 162(m) and including the granting of awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

     (i) Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash consideration, the Participant shall be repaid the amount of such cash consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

     (j) Compliance with Code Section 162(m). It is the intent of the Company that Options and SARs granted to Covered Employees and other Awards designated as Awards to Covered Employees subject to Section 8 shall constitute qualified 'performance-based compensation' within the meaning of Code Section 162(m) and regulations thereunder (including Proposed Regulation 1.162-27). Accordingly, the terms of Sections 8(b), (c), and (d), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of a Performance Award, as likely to be a Covered Employee at the time compensation may be received by the Participant in respect of such Award. If any provision of the Plan or any Award document relating to a Performance Award that is designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the applicable performance objectives.

     (k) Governing Law. The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award document shall be determined in accordance with the laws of the state of Delaware and applicable federal law.

     (l) Other Company Benefit and Compensation Plans. Unless otherwise specifically determined by the Committee, compensation received by a Participant in connection with any Award shall not be deemed a part of the Participant's regular compensation for purposes of calculating payments or benefits from any benefit plan, severance program or severance pay law of any country.

     (m) Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant's residence or employment abroad, shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section 11(m) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Exchange Act Section 16(b) for the Participant whose Award is modified.

     (n) Effective Date, Stockholder Approval, and Plan Termination. The Effective Date of the Plan shall be the date upon which the stockholders of the Company approved the Plan by the affirmative votes of the holders of a majority of the voting securities of the Company entitled to vote on the subject matter Such vote has occurred pursuant to the vote of a majority of the stockholders taken at the 2000 Annual Meeting held on May 17, 2000. Unless earlier terminated by action of the Board of Directors, the Plan will remain in effect until such time as it is terminated by the Board.

     PROXY NEW GENERATION PLASTIC, INC. ANNUAL MEETING OF THE SHAREHOLDERS
                    MAY 17, 2000 OR ANY ADJOURNMENT THEREOF

    The undersigned acknowledges receipt of the Proxy Statement and Notice, dated May 6, 2000, of the Annual Meeting of Shareholders and hereby appoints Thomas R. Marshall and Paul Hokfelt, each of them, with full power of substitution, the attorneys, agents and proxies of the undersigned, to act for and in the name of the undersigned and to vote all the shares of Common Stock of the undersigned which the undersigned is entitled to vote at the Annual Meeting of Shareholders of New Generation Plastic, Inc. (the 'Company') to be held May 17, 2000, and at any adjournment or adjournments thereof, for the following matters:

(1) / / FOR all the following nominees (except as indicated to the contrary below):

    Messrs. Hokfelt, Marshall, Mot, Rokegem, Jaffe, Chabrowe and Ms. Challande to serve as directors (to serve until the next annual meeting)

    To withhold authority to vote for an individual Nominee, write that Nominee's name on this line.________________________________________________

(2) To approve the transfer of all of the Company's assets and liabilities relating to its existing plastic business to NG Plastic, Inc., a wholly owned Delaware Subsidiary.

       / /  FOR       / /  AGAINST       / /  WITHHOLD AUTHORITY (ABSTAIN)

(3) To approve the Amendment to the Certificate of Incorporation of the Company to change the name of the Company from New Generation Plastic, Inc. to New Generation Holdings, Inc.

       / /  FOR       / /  AGAINST       / /  WITHHOLD AUTHORITY (ABSTAIN)

(4) To approve the 2000 Stock Compensation Plan.

       / /  FOR       / /  AGAINST       / /  WITHHOLD AUTHORITY (ABSTAIN)

(over)

(5) To approve the appointment of KPMG LLP as the Independent Accountants for the Company.

       / /  FOR       / /  AGAINST       / /  WITHHOLD AUTHORITY (ABSTAIN)

(6) In their discretion, to transact such other business as may properly be brought before the meeting or any adjournment thereof.

       / /  FOR       / /  AGAINST       / /  WITHHOLD AUTHORITY (ABSTAIN)

    Your shares will be voted in accordance with your instructions. If no choice is specified, shares will be voted FOR the nominees in the election of directors, FOR the transfer of plastic assets and liabilities to NG Plastic, Inc., FOR the name change, For the 2000 Stock Compensation Plan, FOR the appointment of KPMG LLP as independent accountants for the Company and FOR the granting of discretion to the proxy holders to transact business that properly comes before the meeting or any adjournment thereof.

                                                        Individual:              Entity:

                                                        ________________________ or By: ________________________
                                                        Name                            Name:
                                                                                        Title:

                                                        Date: May___, 2000

                                                             Please sign, date and promptly return this proxy in
                                                        the enclosed envelope. No postage is required if mailed
                                                        in the United States. Please sign exactly as your name
NAME OF REGISTERED HOLDER:  _______________________     appears. If stock is registered in more than one name,
                                                        each holder should sign. When signing as an attorney,
NUMBER OF SHARES ENTITLED TO                            administrator, guardian or trustee, please add your
VOTE AT THE ANNUAL MEETING: _______________________     title as such. If executed by a the proxy must be signed
                                                        by a duly authorized officer, and his name and title
                                                        should appear where indicated below his signature.